Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.00001 per share, of RLX Technology Inc., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 18, 2026.

Ying (Kate) Wang

/s/ Ying (Kate) Wang

Leo Valley Holding Limited

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

Long (David) Jiang

/s/ Long (David) Jiang

Longtian Holding Limited

By:	/s/ Long (David) Jiang
Name: Long (David) Jiang
Title: Director

Yilong Wen

/s/ Yilong Wen

StarryInv Holding Limited

By:	/s/ Yilong Wen
Name: Yilong Wen
Title: Director